SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
☑	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
LANNETT COMPANY, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LANNETT COMPANY, INC.
9000 STATE ROAD
PHILADELPHIA, PA 19136
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 24, 2007
TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.
The annual meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation, (the “Company”) will be held on Wednesday, January 24, 2007 at 9:00 a.m., local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136, for the following purposes:
1.	To elect eight (8) members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To approve the appointment of Grant Thornton LLP as independent auditors;

3.	To approve the Lannett 2006 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.
Stockholders of record at the close of business on December 13, 2006 may vote at this Annual Meeting.
It is important that you be represented at the Annual Meeting. You are cordially invited to attend the Annual Meeting in person and we encourage you to attend and take the opportunity to ask questions.
By Order of the Board of Directors

December 22, 2006
Philadelphia, Pennsylvania	William Farber, Chairman of the Board

LANNETT COMPANY, INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2007

1

ATTENDANCE AND VOTING MATTERS
DATE, TIME, AND PLACE OF MEETING
This Proxy Statement is provided to you by the Board of Directors of Lannett Company, Inc. (the “Company” or “Lannett”) in connection with the Annual Meeting. The Annual Meeting will be held on Wednesday, January 24, 2007 at 9:00 a.m., local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about December 22, 2006 to all stockholders of the Company entitled to vote at the Annual Meeting.
VOTING METHODS
You may vote on matters to come before the meeting in two ways:

—	You may come to the Annual Meeting and cast your vote in person;

—	You may vote by signing and returning the enclosed proxy card by mail. If you do so, the individuals named on the card will vote your shares in the manner you indicate. You may revoke your proxy at any time prior to the Annual Meeting.
If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”) you will need to bring a legal proxy obtained from your broker.
You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 13, 2006. As of the record date, there were 24,154,749 shares of Lannett common stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.
QUORUM
A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. If the holders of a majority of Lannett common stock are present at the meeting, in person or by proxy, a quorum will exist. Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.
VOTE NECESSARY FOR ACTION
Directors are elected by a plurality vote of shares present at the Annual Meeting. Each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
NOMINEES
The Company’s Bylaws provide that the number of directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board of Directors. Currently, there are eight members of the Board of Directors. The Board of Directors nominates the eight persons named below, each of whom is currently serving on the Board of Directors, for election to the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director. The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company until the next Annual Meeting and until their successors have been elected and qualified or until their earlier resignation or removal.
The following list identifies the nominees for election to the Board of Directors and sets forth-certain information regarding each nominee. All nominees are currently serving as directors of the Company.
William Farber, 75, was elected as Chairman of the Board of Directors and Chief Executive Officer in August 1991. From April 1993 to the end of 1993, Mr. Farber was the President and a director of Auburn Pharmaceutical Company. From 1990 through March 1993, Mr. Farber served as Director of Purchasing for Major Pharmaceutical Corporation. From 1965 through 1990, Mr. Farber was the Chief Executive Officer of Michigan Pharmacal Corporation. Mr. Farber is a registered pharmacist in the State of Michigan.
Ronald A. West, 72, was elected a Director of the Company in January 2002. In September 2004, Mr. West was elected Vice Chairman of the Board of Directors. Mr. West is currently a Director of Beecher Associates, an industrial real estate investment company; R&M Resources, an investment and consulting services company; and North East Staffing, Inc., an employee services company. From 1983 to 1987, Mr. West served as Chairman and Chief Executive Officer of Dura Corporation, an original equipment manufacturer of automotive products and other engineered equipment components. In 1987, Mr. West sold his ownership position in Dura Corporation, at which time he retired from active management positions. Mr. West was employed at Dura Corporation since 1969. Previously, Mr. West served in various financial management positions with TRW, Inc., Marlin Rockwell Corporation and National Machine Products Group, a division of Standard Pressed Steel Company. Mr. West studied Business Administration at Michigan State University and the University of Detroit.
Arthur P. Bedrosian, J.D., 61, was elected President of the Company in May 2002 and was elected CEO and a Director in January 2006. Prior to this, he served as the Company’s Vice President of Business Development from January 2002 to April 2002, and as a Director from February 2000 to January 2002. Mr. Bedrosian has operated generic drug manufacturing, sales, and marketing businesses in the healthcare industry for more than 20 years. From 1999 to 2001, Mr. Bedrosian served as President and Chief Executive Officer of Trinity Laboratories, Inc., a medical device and drug manufacturer. Mr. Bedrosian also operated Pharmaceutical Ventures Ltd, a healthcare consultancy and Interal Corporation, a computer consultancy to Fortune 100 companies. Mr. Bedrosian holds a Bachelor of Arts Degree in Political Science from Queens College of the City University of New York and a Juris Doctorate from Newport University in California.
Jeffrey Farber, 46, was elected a director of the Company in May 2006. Jeffrey Farber served as Lannett’s Secretary from August 2003 until May 2005. For the past 13 years, Mr. Farber has been President and the owner of Auburn Pharmaceutical (“Auburn”), a national generic pharmaceutical distributor. Prior to starting Auburn, Mr. Farber served in various positions at Major Pharmaceutical (“Major”), where he was employed for over 15 years. At Major, Mr. Farber was involved in sales, purchasing and eventually served as President of the mid-west division. Mr. Farber also spent time working at Major’s manufacturing division — Vitarine Pharmaceuticals — where he served on its Board of Directors. Mr. Farber graduated from Western Michigan University with a Bachelors of Science Degree in Business Administration and participated in the Pharmacy Management Graduate Program at Long Island University. Mr. Farber is the son of William Farber, the Chairman of the Board of Directors and the principal shareholder of the Company.

Garnet Peck, Ph.D., 76, was elected a director of the Company in September 2005. Dr. Peck is Professor Emeritus of the Industrial and Physical Pharmacy department at Purdue University, where he has held numerous positions since 1967. Earlier in his career, Dr. Peck served as a senior scientist and group leader at the Mead Johnson Research Center and as a Pharmacist in the United States Army. Dr. Peck has also consulted for some of the largest pharmaceutical companies in the world and served on several committees of the United States Food and Drug Administration. Dr. Peck has chaired numerous pharmaceutical conferences and is a published author and frequent lecturer. He earned a bachelor degree in pharmacy, with distinction, from Ohio Northern University, and a Master of Science degree and doctorate degree in industrial pharmacy from Purdue University.
Kenneth Sinclair, Ph.D., 60, was elected a director of the Company in September 2005. Dr. Sinclair is currently Professor and Chair of the Accounting Department at Lehigh University, where he began his academic career in 1972. Dr. Sinclair has been recognized for teaching innovation, held leadership positions with professional accounting organizations and served on numerous academic and advisory committees. He has received a number of awards and honors for teaching and service, and has researched and written on a myriad of subjects related to accounting. Dr. Sinclair earned a bachelor of business administration degree in accounting, a Master of Science degree in accounting and a Doctorate Degree in Business Administration from the University of Massachusetts.
Albert I. Wertheimer, Ph.D., MBA, 64, was elected a Director of the Company in September 2004. Dr. Wertheimer has a long and distinguished career in various aspects of pharmacy, health care, education and pharmaceutical research. Since 2000, Dr. Wertheimer has been a professor at the School of Pharmacy at Temple University, and director of its Center for Pharmaceutical Health Services Research. From 1997 to 2000, Dr. Wertheimer was Director of Outcomes Research and Management at Merck & Co., Inc. In addition to his academic responsibilities, Dr. Wertheimer is the author of 20 books and more than 350 journal articles. Dr. Wertheimer also provides consulting services to institutions in the pharmaceutical industry. Dr. Wertheimer’s academic experience includes professorships and other faculty and administrative positions at several educational institutions, including the Medical College of Virginia, St. Joseph’s University, Philadelphia College of Pharmacy and Science and the University of Minnesota. Dr. Wertheimer’s previous professional experience includes pharmacy services in commercial and non-profit environments. Dr. Wertheimer is a licensed pharmacist in five states, and is a member of several health associations, including the American Pharmacists Association and the American Public Health Association. Dr. Wertheimer is the editor of the JOURNAL OF PHARMACEUTICAL FINANCE AND ECONOMIC POLICY; and has been on the editorial board of the Journal of Managed Pharmaceutical Care, Medical Care, and other healthcare journals. Dr. Wertheimer has a B.S. Degree in Pharmacy from the University of Buffalo, an M.B.A. from the State University of New York at Buffalo, a Ph.D. from Purdue University and a Post Doctoral Fellowship from the University of London, St. Thomas’ Medical School.
Myron Winkelman, R. Ph., 69, was elected a Director of the Company in June 2003. Mr. Winkelman has significant career experience in various aspects of pharmacy and health care. He is currently President of Winkelman Management Consulting (WMC), which provides consulting services to both commercial and governmental clients. He has served in this position since 1994. Mr. Winkelman has recently managed multi-state drug purchasing initiatives for both Medicaid and state entities. Prior to creating WMC, he was a senior executive with ValueRx, a large pharmacy benefits manager, and served for many years as a senior executive for the Revco, Rite Aid and Perry Drug chains. While at ValueRx, Mr. Winkelman served on the Board of Directors of the Pharmaceutical Care Management Association. Mr. Winkelman belongs to a number of pharmacy organizations, including the Academy of Managed Care Pharmacy and the Michigan Pharmacy Association. Mr. Winkelman is a registered pharmacist and holds a Bachelor of Science Degree in Pharmacy from Wayne State University.
To the best of the Company’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest adverse to the Company. To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

BOARD MEETINGS AND COMMITTEES
The Board of Directors met twelve times during the fiscal year ended June 30, 2006 (“Fiscal 2006”). In addition to meetings of the Board, directors attended meetings of individual Board committees. In Fiscal 2006, all of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member. There were seven Audit Committee meetings, six Strategic Planning Committee meetings and seven Compensation Committee meetings held during Fiscal 2006.
The Audit Committee has responsibility for recommending the retention of independent auditors, conferring with the independent auditors regarding their audit of the Company’s consolidated financial statements, reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls. All members of the Audit Committee are independent directors as defined by the rules of the American Stock Exchange. The Audit Committee is comprised of Dr. Sinclair (Chairman), Mr. West and Dr. Wertheimer. See “Report of the Audit Committee,” and the “Charter of the Audit Committee.”
Financial expert on audit committee: The Board of Directors has determined that Mr. West, a current director of Lannett as well as a director of Beecher Associates, an industrial real estate investment company, R&M Resources, an investment and consulting services company and North East Staffing, Inc., an employee services company and previously the Chief Executive Officer of Dura Corporation, is the audit committee financial expert as defined in Section 3 (a) (58) of the Exchange Act and the related rules of the commission.
The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation payable to the officers of the Company. The Committee also administers the Company’s equity compensation plans. All members of the Compensation Committee are independent directors as defined by the rules of the American Stock Exchange. The Compensation Committee is comprised of Mr. West (Chairman), Mr. Winkelman and Dr. Wertheimer.
The Strategic Planning Committee oversees the Company’s medium and long-term business strategies, including the decisions regarding new product initiatives, joint ventures and alliances, new markets and other matters related to the Company’s long-term planning process. The Strategic Planning Committee is comprised of Mr. Winkelman (Chairman), Dr. Wertheimer, Dr. Peck and Mr. Jeffrey Farber.
Lannett has no formal Nominating Committee of the Board of Directors, or a formal written charter for nominations. Recommendations to the Board of Directors are approved by a majority of independent directors. The full Board of Directors is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals for nomination. Through the current year additions of Mr. Bedrosian and Mr. Jeffrey Farber, the Board has sought to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement Lannett’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the generic drug industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director. A majority of the Directors on the Board are independent, as defined by the rules of the American Stock Exchange, and the Board will consider any conflicts of interest that might impair that independence.
The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by security holders. The independent members of the Board of Directors will consider candidates recommended by stockholders. All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Board of Directors, or recommended by a stockholder. This will ensure that appropriate director selection continues.

COMPENSATION OF DIRECTORS
Non-employee directors received a retainer of $2,500 per month as compensation for their services during Fiscal 2006. They also were compensated $1,000 per Board meeting. There were twelve Board meetings held during Fiscal 2006. Additional committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Strategic Planning Committee. Committee members received $1,000 and the Chairman received $1,500 per Committee meeting attended. Directors are also reimbursed for expenses incurred in attending Board or committee meetings. There were no stock options granted in Fiscal 2006 to non-employee Board members. See Executive Compensation for stock options granted to President and Chief Executive Officer, Arthur Bedrosian.
PRINCIPAL STOCKHOLDERS
The following table sets forth, as of December 13, 2006, information regarding the security ownership of the directors and certain executive officers of the Company and persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock:

		Excluding Options
		and Debentures			Including Options (*)
Name and Address of		Number		Percent	Number
Beneficial Owner	Office	of Shares		of Class	of Shares		Percent of Class
Directors/Executive Officers:

William Farber 9000 State Road	Chairman of the
Philadelphia, PA 19136	Board	13,619,129	[1]	56.38%	13,698,296	[2]	55.38%

Arthur Bedrosian	President and
9000 State Road	Chief Executive	460,997	[3]	1.91%	637,230	[4]	2.58%
Philadelphia, PA 19136	Officer

Ronald A. West 9000 State Road	Vice Chairman	7,310		0.03%	48,925	[5]	0.20%
Philadelphia, PA 19136

Jeffrey Farber 9000 State Road	Director	147,120		0.61%	165,453	[6]	0.67%
Philadelphia, PA 19136

Brian Kearns 9000 State Road	Chief Financial
Philadelphia, PA 19136	Officer	0		0.00%	33,333	[7]	0.13%

Bernard Sandiford 9000 State Road	Vice President of
Philadelphia, PA 19136	Operations	287		0.00%	38,000	[8]	0.15%

William Schreck 9000 State Road	Vice President of
Philadelphia, PA 19136	Logistics	0		0.00%	21,745	[9]	0.09%

Kevin Smith	Vice President of
9000 State Road	Sales and
Philadelphia, PA 19136	Marketing	1,236		0.00%	70,329	[10]	0.28%

		Excluding Options
		and Debentures		Including Options (*)
Name and Address of		Number	Percent	Number
Beneficial Owner	Office	of Shares	of Class	of Shares		Percent of Class
Myron Winkelman 9000 State Road Philadelphia, PA 19136	Director	1,000	0.00%	29,333	[11]	0.12%

Albert Wertheimer 9000 State Road Philadelphia, PA 19136	Director	1,000	0.00%	14,334	[12]	0.06%

All directors and executive officers as		14,238,079	58.95%	14,756,978		59.66%
a group (10 persons)

1 Includes 300,000 shares owned jointly by William Farber and his spouse Audrey Farber.
2 Includes 37,500 vested options to purchase common stock at an exercise price of $7.97 per share, 25,000 vested options to purchase common stock at an exercise price of $17.36, and 16,667 vested options to purchase common stock at an exercise price of $16.04.
3 Includes 27,450 shares owned by Arthur Bedrosian’s wife, Shari Bedrosian and 9,000 shares owned by Arthur Bedrosian’s daughter, Talin Bedrosian. Mr. Bedrosian disclaims beneficial ownership of these shares.
4 Includes 18,000 vested options to purchase common stock at an exercise price of $4.63 per share, 96,900 vested options to purchase common stock at an exercise price of $7.97 per share, 33,000 vested options to purchase common stock at an exercise price of $17.36, 20,000 vested options to purchase common stock at an exercise price of $16.04, and 8,333 vested options to purchase common stock at an exercise price of $8.00.
5 Includes 9,948 vested options to purchase common stock at an exercise price of $7.97 per share, 15,000 vested options to purchase common stock at an exercise price of $17.36 per share, and 16,667 vested options to purchase common stock at an exercise price of $16.04.
6 Includes 10,000 vested options to purchase common stock at an exercise price of $17.36 per share and 8,333 vested options to purchase common stock at an exercise price of $16.04.
7 Includes 33,333 vested options to purchase common stock at an exercise price of $6.75 per share.
8 Includes 15,380 vested options to purchase common stock at an exercise price of $11.27 per share, 10,000 vested options to purchase common stock at an exercise price of $17.36, 8,333 vested options to purchase common stock at an exercise price of $16.04, and 4,000 vested options to purchase common stock at an exercise price of $5.18.
9 Includes 17,745 vested options to purchase common stock at $11.27 per share, and 4,000 vested options to purchase common stock at $5.18 per share.
10 Includes 38,760 vested options to purchase common stock at an exercise price of $7.97 per share, 13,000 vested options to purchase common stock at an exercise price of $17.36, 13,333 vested options to purchase common stock at an exercise price of $16.04 per share and 4,000 vested options to purchase common stock at an exercise price of $5.18 per share.

11 Includes 15,000 vested options to purchase common stock at an exercise price of $17.36 and 13,333 vested options to purchase common stock at an exercise price of $16.04.
12 Includes 13,334 vested options to purchase common stock at an exercise price of $9.02 per share.
*  Assumes that all options exercisable within sixty days have been exercised, which results in 24,736,989 shares outstanding.
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during Fiscal 2006, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

DIRECTORS AND OFFICERS
The directors and executive officers of the Company are set forth below:

	Age	Position
Directors:

William Farber	75	Chairman of the Board

Ronald A. West	72	Vice Chairman of the Board, Director

Arthur P. Bedrosian	61	Director

Jeffrey Farber	46	Director

Garnet Peck	76	Director

Kenneth Sinclair	60	Director

Albert Wertheimer	64	Director

Myron Winkelman	69	Director

Officers:

Arthur P. Bedrosian	61	President and Chief Executive Officer

Brian J. Kearns	40	Vice President of Finance, Treasurer, Secretary and Chief Financial Officer

Bernard Sandiford	77	Vice President of Operations

Kevin Smith	46	Vice President of Sales and Marketing

William Schreck	58	Vice President of Logistics
William Farber — See “Proposal #1-Election of Directors” for matters pertaining to Mr. Farber.
Ronald A. West — See “Proposal #1-Election of Directors” for matters pertaining to Mr. West.
Arthur P. Bedrosian — See “Proposal #1-Election of Directors” for matters pertaining to Mr. Bedrosian
Jeffrey Farber — See “Proposal #1-Election of Directors” for matters pertaining to Mr. Farber.
Garnet Peck — See “Proposal #1-Election of Directors” for matters pertaining to Dr. Peck.
Kenneth Sinclair — See “Proposal #1-Election of Directors” for matters pertaining to Dr. Sinclair.
Albert I. Wertheimer — See “Proposal #1-Election of Directors” for matters pertaining to Dr. Wertheimer.
Myron Winkelman — See “Proposal #1-Election of Directors” for matters pertaining to Mr. Winkelman.

Brian Kearns was elected Vice President of Finance, Treasurer and Chief Financial Officer of the Company in March 2005 and Secretary in May 2005. Prior to joining the Company, Mr. Kearns served as the Executive Vice President, Treasurer and Chief Financial Officer of MedQuist Inc., a healthcare information management company, from 2000 through 2004. Prior to joining MedQuist, Mr. Kearns was Vice President and Senior Health Care IT analyst at Banc of America Securities from 1999 through 2000. Mr. Kearns also held various positions with Salomon Smith Barney from 1994 through 1998, including Senior Analyst of Business Services Equity Research. Prior to that, Mr. Kearns held several financial management positions during his seven years at Johnson & Johnson. Mr. Kearns holds a Bachelor of Science degree in Finance from Lehigh University and a Master of Business Administration degree from Rider University, where he matriculated with distinction.
Kevin Smith joined the Company in January 2002 as Vice President of Sales and Marketing. From 2000 to 2001, he served as Director of National Accounts for Bi-Coastal Pharmaceutical, Inc., a pharmaceutical sales representation company. From 1999 to 2000, Mr. Smith served as National Accounts Manager for Mova Laboratories Inc., a pharmaceutical manufacturer. From 1991 to 1999, Mr. Smith served as National Sales Manager at Sidmak Laboratories, a pharmaceutical manufacturer. Mr. Smith has extensive experience in the generic sales market, and brings to the Company a vast network of customers, including retail chain pharmacies, wholesale distributors, mail-order wholesalers and generic distributors. Mr. Smith has a Bachelors’ Degree in Business Administration from Gettysburg College.
Bernard Sandiford joined the Company in November 2002 as Vice President of Operations. From 1998 to 2002, Mr. Sandiford was the President of Sandiford Consultants, a firm specializing in providing consulting services to drug manufacturers for Good Manufacturing Practices and process validations. Mr. Sandiford’s previous employment included senior operating positions with Halsey Drug Company, Barr Laboratories, Inc., Duramed Pharmaceuticals, Inc., and Revlon Health Care Group. In addition to these positions, Mr. Sandiford performed various consulting assignments regarding Good Manufacturing Practices for several companies in the pharmaceutical industry. Mr. Sandiford has a Bachelors of Science Degree in Chemistry from Long Island University.
William Schreck joined the Company in January 2003 as Materials Manager. In May 2005, Mr. Schreck was promoted to Vice President of Logistics. From 1999 to 2001, Mr. Schreck served as Vice President of Operations at Nature’s Products, Inc., an international nutritional and over-the-counter drug product manufacturing and distribution company. Mr. Schreck’s prior experience also includes executive management positions at Ivax Pharmaceuticals, Inc., a division of Ivax Corporation, Zenith-Goldline Laboratories and Rugby-Darby Group Companies, Inc. Mr. Schreck has a Bachelor of Arts Degree from Hofstra University.
To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director or executive officer during the past five years.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table summarizes all compensation paid to or earned by the named executive officers of the Company for Fiscal 2006, Fiscal 2005 and Fiscal 2004.

					Long Term Compensation
					Awards
						(g)
						Securities	Payouts
	Annual Compensation			(e)	(f)	Under-	(h)	(i)
(a)	(b)			Other	Restricted	lying	LTIP	All Other
Name and Principal	Fiscal	(c)	(d)	Annual	Stock	Options/	Payouts	Compensation
Position	Year	Salary[1]	Bonus	Compensation	Award(s)	SARs	Amount	Amounts
Arthur P. Bedrosian[2]	2006	$278,641	$92,970	$0	0	25,000	$0	$3,003
President and Chief	2005	236,709	168,750	0	0	0	0	0
Executive Officer	2004	212,548	240,000	0	0	177,900	0	0

Brian Kearns	2006	193,572	20,712	0	0	0	0	1,526
Chief Financial Officer,	2005	47,115	0	0	0	100,000	0	0
Treasurer[3]	2004	0	0	0	0	0	0	0

Bernard Sandiford	2006	178,883	54,898	0	0	12,000	0	5,146
Vice President of	2005	140,932	58,500	0	0	0	0	0
Operations	2004	159,440	78,000	0	0	0	0	0

William Schreck	2006	169,134	60,000	0	0	12,000	0	6,604
Vice President of	2005	140,862	73,750	0	0	0	0	0
Logistics	2004	103,927	37,500	0	0	0	0	0

Kevin Smith	2006	191,810	66,895	0	0	12,000	0	6,212
Vice President of Sales	2005	171,578	95,518	0	0	0	0	0
and Marketing	2004	160,488	158,410	0	0	0	0	0

[1]	Includes car allowance, and for Bernard Sandiford, salary contains apartment allowance.

[2]	On May 5, 2002, Mr. Bedrosian was elected President of the Company. On January 3, 2006, Mr. Bedrosian was promoted to President and Chief Executive Officer.

[3]	Brian Kearns was hired March 14, 2005 as Chief Financial Officer.

OPTION/SAR GRANTS IN FISCAL 2006
The following table sets forth information concerning the grant of stock options made to each of the Named Executive Officers in fiscal 2006 under the Company’s 2003 Stock Option Plan (the “Plan”). No stock appreciation rights were granted to these individuals during such year.

					Potential Realizable
					Value at Assumed Annual
					Rates of
	Number of	Percent of Total			Stock Price
	Securities	Options Granted	Exercise		Appreciation for Option
	Underlying Options	to Employees in	Price	Expiration	Term (2)
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	5%	10%
Arthur Bedrosian	25,000	23%	$8.00	1/18/2016	$125,779	$318,748
Brian Kearns	0	0%	—	—	—	—
Bernard Sandiford	12,000	11%	5.18	10/25/2015	39,092	99,067
William Schreck	12,000	11%	5.18	10/25/2015	39,092	99,067
Kevin Smith	12,000	11%	5.18	10/25/2015	39,092	99,067

(1)	Options granted in fiscal year 2006 are scheduled to vest and become exercisable in yearly increments of 33% with full vesting occurring in three years. Options expire ten years after grant under the terms of the Company’s Plan.

(2)	Amount reflects the potential realizable value at assumed annual rate of appreciation for the option term based on a market value of underlying shares of common stock on the date of grant less the exercise price.
AGGREGATED OPTION EXERCISES IN FISCAL 2006
AND FISCAL YEAR-END OPTION VALUES
     The following table sets forth information concerning the aggregate number and value of options exercised during Fiscal 2006, and the aggregate gains that would have been realized had these options been exercised on June 30, 2006, even though these options were not exercised and the unexercisable options could not have been exercised on June 30, 2006, by the Named Executive Officers. Lannett does not currently offer stock appreciation rights to its employees.

				(e)
				Value of
				Unexercised
			(d)	In-the-Money
	(b)		Number of Securities	Options at
	Shares		Underlying Unexercised	FY-End
	Acquired	(c)	Options at FY-End	Exercisable/
(a)	On	Value	Exercisable/	Unexercisable
Name	Exercise	Realized	Unexercisable	(1)
Arthur P. Bedrosian President and Chief			156,900 /	$19,020/
Executive Officer	0	$0	46,000	$0

Brian Kearns Chief Financial Officer,			33,333 /	0 /
Treasurer	0	0	66,667	0

Bernard Sandiford			30,380 /	0 /
Vice President of Operations	0	0	19,500	6,120

William Schreck			17,745 /	0 /
Vice President of Logistics	0	0	12,000	6,120

Kevin Smith Vice President of Sales and			60,760 /	0 /
Marketing	0	0	23,000	6,120

(1)	Amounts reflect the market value of the underlying shares of Common Stock on June 30, 2006 $5.69, less the exercise price.
EMPLOYMENT AGREEMENTS
The Company has entered into employment agreements with each of the executive officers listed above (the “Executives”). Each of the agreements provide for an annual base salary and eligibility to receive a bonus. The salary and bonus amounts of the Executives are determined by the Board of Directors. Additionally, the Executives are eligible to receive stock options, which are granted at the discretion of the Board of Directors, and in accordance with the Company’s policies regarding stock option grants. Under the agreements, the Executives may be terminated at any time with or without cause, or by reason of death or disability. In certain termination situations, the Company is liable to pay severance compensation to the Executives of between one year and three years.

BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board (the “Committee”) approves compensation objectives and policies for all employees and sets compensation for the Company’s executive officers, including the Named Executive Officers. The Committee is comprised of three independent directors. The Committee’s responsibilities include reviewing and approving corporate goals and objectives, including financial performance and stockholder return, relevant to approving the annual compensation of Lannett’s executive officers and other key management personnel through consultation with management and the Company’s independent professional compensation consultants. Recommendations are made to the Board with respect to overall incentive-based compensation plans, including equity based plans, which includes a review of the Company’s management development and succession plans.
EXECUTIVE COMPENSATION POLICY
The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company’s business operations. To further that objective, the Company’s executive compensation program is designed to:
•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

•	Support strategic performance objectives through the use of compensation programs.

•	Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision-making.
An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Committee.
BASE SALARY COMPENSATION
The Committee’s approach is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the pharmaceutical industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries. The Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews.
ANNUAL INCENTIVES
Lannett established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures and related targets for the plan are set forth in the preceding fiscal year by the Committee. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Bonuses paid in Fiscal 2006 are disclosed in the Executive Compensation table.
LONG-TERM INCENTIVES
At the Annual Meeting in 2003, the stockholders approved the Lannett 2003 Stock Option Plan and the 2003 Employee Stock Purchase Plan. The Stock Option plan replaced the 1993 Incentive Stock Option Plan. The purpose of these plans is to enable employees of the Company to: (i) own shares of stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate key employees of particular merit.

FUTURE AWARD DETERMINATION
The Committee will continue to reassess Lannett’s executive compensation program in order to ensure that it promotes the long-term objectives of Lannett, encourages growth in stockholder value, provides the opportunity for management investment in the Company, and attracts and retains top-level executives who will manage strategically in Fiscal 2007 and beyond.
Compensation Committee:
          Ronald West
          Albert Wertheimer, Ph. D.
          Myron Winkelman
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
AMONG LANNETT COMPANY, INC., THE RUSSELL 2000 INDEX
AND THE RDG MICROCAP PHARMACEUTICAL INDEX

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company had sales of approximately $1,143,000, $590,000, and $590,000 during the fiscal years ended June 30, 2006, 2005 and 2004, respectively, to a generic distributor, Auburn Pharmaceutical Company. Jeffrey Farber (the “related party”) is the owner of Auburn Pharmaceutical Company. Mr. Farber is a current board member and the son of William Farber, the Chairman of the Board and the principal shareholder of the Company. Accounts receivable includes amounts due from the related party of approximately $191,000 and $179,000 at June 30, 2006 and 2005, respectively. In the Company’s opinion, the terms of these transactions were not more favorable to the related party than would have been to a non-related party.
In January 2005, Lannett Holdings, Inc. entered into an agreement pursuant to which it purchased for $100,000 and future royalty payments the proprietary rights to manufacture and distribute a product for which Pharmeral, Inc. owns the ANDA. This agreement is subject to Lannett Holdings, Inc.’s ability to obtain FDA approval to use the proprietary rights. In the event that such FDA approval cannot be obtained, Pharmeral, Inc. must repay the $100,000 to Lannett Holdings, Inc. Accordingly, the Company has treated this payment as a prepaid asset. Arthur Bedrosian, President of Lannett, was formerly the President and Chief Executive Officer of Pharmeral, Inc and currently owns 100% of Pharmeral, Inc. This transaction was approved by the Board of Directors of Lannett and, in its opinion, the terms were not more favorable to the related party than they would have been to a non-related party.
CODE OF CONDUCT
The Company has adopted the Code of Professional Conduct (the “code of ethics”), a code of ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Controller, and other finance organization employees. The code of ethics is publicly available on our website at www.lannett.com. If the Company makes any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer and Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently comprised of three independent directors (as defined in section 121(A) of the American Stock Exchange listing standard) and operates under a written charter adopted by the Board of Directors in accordance with rules of the American Stock Exchange. A copy of the Audit Committee Charter is attached to the Company’s Proxy Statement dated December 24, 2004. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Lannett’s independent auditors. The Audit Committee has recommended that stockholders ratify Proposal No. 2 to approve the appointment of Grant Thornton LLP as independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process, in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.
The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with the Company’s independent auditors, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. Grant Thornton LLP, Lannett’s independent auditors, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.
Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, to be filed with the Securities and Exchange Commission.
Audit Committee:
Kenneth Sinclair, Ph. D.
Ronald West
Albert Wertheimer, Ph. D.

PROPOSAL NO. 2 — APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS
The Board of Directors requests from the stockholders an indication of their approval or disapproval of the Board’s appointment of Grant Thornton LLP as independent auditors for fiscal 2006. Grant Thornton LLP served as the independent auditors of Lannett during Fiscal 2006, and no relationship exists other than the usual relationship between independent public accountant and client. If the appointment of Grant Thornton LLP as independent auditors for Fiscal 2007 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for Fiscal 2007 will stand unless the Board finds other good reason for making a change. Grant Thornton LLP will not be present at the meeting. The following table identifies the fees paid to Grant Thornton LLP in Fiscal 2006, 2005 and 2004.

	Audit Fees	Audit-Related (1)	Tax Fees (2)	All Other Fees (3)	Total Fees
Fiscal 2006:	$282,000	$—	$43,209	$56,217	$381,426
Fiscal 2005:	$260,500	$2,850	$52,475	$53,895	$369,720
Fiscal 2004:	$92,124	$5,000	$29,621	$38,325	$165,070

(1) Audit-related fees include fees paid for preparation and participation in Board of Director meetings, and Audit Committee meetings.
(2) Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments, and various tax planning services. Fiscal 2006 and 2005 include fees paid to Grant Thornton for services rendered during an IRS audit.
(3) Other fees include:
Fiscal 2006 — Fees paid for services rendered in connection with quarterly reviews of the Company’s SEC filings, assurance services, fixed asset review, a cost segregation study and review of various SEC correspondence.
Fiscal 2005 — Other fees were for review of various SEC correspondence and fees for services rendered in connection with the Company’s application to various local and state entities for benefits related to the Company’s facility expansion.
Fiscal 2004 — Fees paid for services rendered in connection with arbitrage calculations on certain tax exempt bond issues, review of stock option documentation, review of S-3 registration statement filing for the four million shares granted to JSP, review of various SEC correspondence and fees for services rendered in connection with the Company’s application to various local and state entities for benefits related to the Company’s facility expansion.
The non-audit services provided to the Company by Grant Thornton LLP were pre-approved by the Company’s audit committee. Prior to engaging its auditor to perform non-audit services, the Company’s audit committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL NO. 3 — APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN (THE “PLAN”)
Your Board of Directors recommends approval of the Lannett 2006 Long-Term Incentive Plan.
In recognition of the changing regulatory and business environment facing the Company today, the Board of Directors has determined there is a need for a greater variety of performance based executive compensation incentive alternatives. Accordingly the Board of Directors recommends approval of the Lannett 2006 Long-Term (the “Plan”). See Exhibit I for a complete copy of the Plan.
The purpose of the Plan is to enable management of the “Company to (i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key management level employees of particular merit.
The Compensation Committee has developed a plan along with the Board of Directors. The Compensation Committee will administer the Plan and will select officers and certain other key contributing employees and Directors of the Company for participation. The Plan authorizes the Committee to grant both stock and/or cash-based awards through (i) incentive and non-qualified stock options and/or (ii) restricted stock, and/or long-term performance awards to participants. With respect to the stock options and stock grants, 2,500,000 shares will be set aside for stock option grants and/or restricted stock awards. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.). The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet the Company’s strategic needs.
Stockholder approval will permit the Compensation Committee and the Board to manage the Plan and to grant awards under the Plan. The above description is qualified in its entirety by reference to Plan, a copy of which is attached as Exhibit “I”.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE 2006 LONG-TERM INCENTIVE PLAN.
OTHER BUSINESS
The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.
2006 ANNUAL REPORT TO STOCKHOLDERS
The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2006 accompanies this Proxy Statement. You can obtain a copy of our Annual Report on form 10-K for the fiscal year ended June 30, 2006 at no charge by writing to us at Corporate Controller, 9000 State Road, Philadelphia, PA 19136.
SIGNATURE
Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December 22, 2006	LANNETT COMPANY, INC.

William Farber, Chairman of the Board

☒	PLEASE MARK VOTES REVOCABLE PROXY
	AS IN THIS EXAMPLE LANNETT COMPANY, INC.			With-	For all
			For	hold	Except
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
JANUARY 24, 2007

   This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Lannett Company, Inc., a Delaware corporation (“Lannett”), hereby appoints William Farber and Brian Kearns and either of them, as proxies with full power of substitution, for the undersigned to vote the number of shares of common stock of Lannett that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Lannett to be held on January 24, 2007, at 9:00 a.m. local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136 and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated December 22, 2006.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. Receipt of the Proxy Statement, dated December 22, 2006, is hereby acknowledged.
	1.	Proposal to elect directors of Lannett, each to serve until Lannett’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified.	☐	☐	☐

William Farber, Ronald West, Arthur Bedrosian, Jeffrey Farber, Garnet Peck, Kenneth Sinclair, Albert Wertheimer and Myron Winkelman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
	2.	Proposal to approve the appointment of Grant Thornton LLP as independent auditors.	☐	☐	☐
	3.	Approval of the 2006 Long-Term Incentive Plan.	☐	☐	☐

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

+	+

é	Detach above card, sign, date and mail in postage paid envelope provided.	é

LANNETT COMPANY, INC.

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

EXHIBIT I.
Lannett Company, Inc.
2006 Long-Term Incentive Plan
SECTION 1. Purpose; Definitions
     The name of this plan is the Lannett 2006 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to enable management and Directors of Lannett Company, Inc., a Delaware corporation (the “Corporation”), to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key management level employees and Directors of particular merit.
     For the purposes of the Plan, the following terms shall be defined as set forth below:
a.	“Applicable Laws” means the legal requirements relating to the administration of stock option plans and restricted stock plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options or Restricted Stock granted to residents therein.

b.	“Board” means the Board of Directors of the Corporation.

c.	“Cause” means, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Plan Participant and the Company or a Related Entity; in the absence of such then-effective written agreement or definition “Cause” is based on, in the determination of the Committee, any act or omission of Plan Participant that would constitute cause for the purposes of the applicable common law, including without limitation the Plan Participant’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or an affiliated Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. No Option issued to the Plan Participant under the Plan may be exercised or purchased, and no Restricted Stock shall vest, subsequent to the Plan Participant’s receipt of notice from the Company or a Related Entity of the Company’s or Related Entity’s intention to terminate the Plan Participant’s employment pursuant to (i) or (ii) above.

d.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and all applicable, rules regulations and notices published by the U.S. Department of Treasury thereunder that are in effect at the time that the services are rendered or the payments received, whichever set of rules is controlling at such time.
e.	“Committee” means the Compensation Committee of the Board, or such other Committee of the Board as determined by the Board referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

f.	“Corporate Transaction” means any of the following transactions:
(i)	a merger or consolidation in which the Corporation is not the surviving entity and which results in a greater than fifty percent (50%) change in ownership of the Corporation, except for a transaction the principal purpose of which is to change the state, territory, province or country in which the Corporation is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation’s subsidiary corporations);

(iii)	any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv)	acquisition by any person or related group of persons (other than the Corporation or by a Corporation-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities, not including securities held by such persons as of the effective date of this Plan.
g.	“Corporation” means Lannett Company, Inc., a corporation organized under the laws of the State of Delaware or any successor organization.

h.	“Director” means a member of the Board or a member of the board of directors of a Related Entity.

i.	“Disability” means permanent and total disability as determined under the Corporation’s long-term disability program.

j.	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)	Where there exists a public market for the Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Stock, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii)	If the Stock is traded on the over-the counter market, the average of the closing bid and asked prices of a Share of Stock on the day prior to the time of the determination (or if no such quotations shall have been made on such date, on the last date on which there were such quotations, provided that such quotations shall have been made within the ten (10) business days preceding the date of determination), in each case, as reported in such source as the Committee deems reliable; or

(iii)	In the absence of an established market for the Stock of the type described in (i) or (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.
k.	“Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code and which, at all times, meets the necessary requirements and conditions to be treated as an incentive stock option.

l.	“Insider” means a Participant who is subject to the requirements of the Rules (as defined below).

m.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option and therefore is subject to Section 83 of the Code and the regulations issued thereunder.

n.	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code

o.	“Participant” means an employee or Director to whom an award of Options or Restricted Stock is granted pursuant to the Plan.

p.	“Plan” means the Lannett 2006 Long-Term Incentive Plan, as hereinafter amended from time to time.

q.	“Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly

r.	“Restricted Stock” means an award of shares of Stock that is subject to restrictions pursuant to Section 6 below.

s.	“Rules” means Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

t.	“Securities Broker” means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(k) hereof.

u.	“Share” means a share of Stock.

v.	“Stock” means the Common Stock $0.001 par value per share, of the Corporation.

w.	Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

x.	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
SECTION 2. Administration
     The Plan shall be administered by the Committee.
     The Committee shall have the authority to grant to eligible management level employees and Directors, pursuant to the terms of the Plan: (i) Stock Options and (ii) Restricted Stock.
     In particular, the Committee shall have the authority:
(i)	to select the officers and other management level employees and the Directors of the Corporation to whom Stock Options and Restricted Stock may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, or any combination thereof, are to be granted hereunder;

(iii)	to determine the number of shares to be covered by each award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

(v)	to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under Section 5(j);

(vi)	to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 5(k);

(vii)	to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant, subject to applicable rules and limitations contained in relevant portions of the Code; and

(viii)	to determine, in good faith, that each award that is made is consistent with its intended tax treatments for Federal and state income tax purposes both with respect to the Corporation and with respect to any Participant.
     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.
     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan Participants.
SECTION 3. Stock Subject to the Plan
a.	Stock Subject to Plan. The stock to be subject or related to awards under the Plan shall be shares of the Corporation’s Stock and may be either authorized and unissued or held in the treasury of the Corporation. The maximum number of shares of Stock authorized with respect to the grant of awards under the Plan in each calendar year during any part of which the Plan is in effect, subject to adjustment in accordance with paragraph 3(d) below, shall be up to 2,500,000 shares of Stock. Any or all of such 2,500,000 shares of Stock may be granted for awards of Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock.
Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, more than aggregate of 40% of the shares authorized for grant under the Plan.
b.	Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution at any time in each calendar year during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3, the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

c.	Unused, Forfeited and Reacquired Shares. Any unused portion of the shares annually available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan to the extent permitted to receive exemptive relief pursuant to the Rules. Any shares made available for distribution in connection with future awards under this Plan pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Section 3. However, the total of all carry forward shares, regardless of origin, shall not at any time within any Plan year, exceed 2,500,000 shares.
d.	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

e.	Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock (a “Recapitalization Event”), such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Restricted Stock made under the Plan, as may be determined by the Committee to reflect and account for such Recapitalization Event, provided that the number of shares subject to any award shall always be a whole number.
SECTION 4 Eligibility
     Directors, officers and other management level employees of the Corporation and Related Entities are eligible to be granted awards under the Plan.
SECTION 5. Stock Options
     Stock Options may be granted alone, in addition to or in tandem with awards of Restricted Stock granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.
     The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) . To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:
a.	Option Price. The option price per share of Stock purchasable under a Stock Option, whether an Incentive Stock Option or a Non-Qualified Stock Option, shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

b.	Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.

c.	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall he determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(f) and Section 7, unless otherwise determined by the Committee at or after grant, no Stock option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

d.	Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.
Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock subject to an award hereunder by the withholding of whole shares of Stock (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee) , provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the option is granted.
The Committee, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of the option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock. If such payment is permitted, then such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise, shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.
If payment of the Option exercise price of a Non-Qualified option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Corporation may require that the stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise.
No shares of Stock shall be issued until full payment therefore has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).
e.	Non-transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock options shall be exercisable, during the Participant’s lifetime, only by the Participant or by a designee acting pursuant to a valid power of attorney.

f.	Termination by Reason of Death. Subject to Section 5(i) if a Participant’s employment or engagement by the Corporation or any Related Entity terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one (1) year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

g.	Termination by Reason of Disability. Subject to Section 5(j), if an Participant’s employment or engagement by the Corporation or any Related Entity terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one (1) year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such one-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such Participant shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
h.	Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant’s employment or engagement with the Corporation or any Related Entity terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three (3) months or the balance of such Stock Option’s term if the Participant is involuntarily terminated by the Corporation or a Related Entity without Cause.

i.	Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock options granted after 1986 are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

To the extent (if any) permitted under Section 422 of the Code, if (i) a participant’s employment with the Corporation is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(i), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post -termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the Participant to exercise such Incentive Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control. Incentive Stock Options may be granted only to employees of the Company.

j.	Cash-out of Option: Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of any Non-Qualified Stock Option to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash-out.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the epitome’s consent), the Committee may require that all or part of the shares to be issued with respect as to the Spread

Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.
k.	Cashless Exercise. To the extent permitted under Applicable Law, and with the consent of the Committee, the Corporation agrees to cooperate in a “cashless exercise” of an option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell or withhold a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

l.	Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Committee makes the determination to grant such Option, or such other date as is determined by the Committee. Notice of the grant determination shall be given to each Plan Participant to whom an Option is so granted within a reasonable time after the date of such grant.
SECTION 6. Restricted Stock
a.	Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee, upon consultation with the Chief Executive Officer of the Corporation, shall determine the Directors, officers, and management level employees of the Corporation and its Related Entities to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 6(b)) , the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

b.	Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any legally enforceable rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.
(i)	The purchase price for shares of Restricted Stock shall be as determined by the Committee.

(ii)	Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 6(b)(i).
(iii)	Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2006 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Lannett Company, Inc. Copies of such Plan and Agreement are on file in the offices of, Attention: Chief Financial Officer, Lannett Company, Inc., 9000 State Road, Philadelphia, PA 19136.
(iv)	The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.
c.	Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions.
(i)	Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restricted Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)	Except as provided in this paragraph (ii) and Section 6(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

(iii)	Subject to the applicable provisions of the award agreement and subject to this Section 6 and Section 7 below, upon termination of a participant’s employment or engagement with the Corporation for any reason during the Restricted Period, all shares still subject to restriction shall be forfeited by the participant upon such termination.
(iv)	In the event of hardship or other special circumstances of a participant whose employment with the Corporation is involuntarily terminated (other than for Cause) , the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(v)	If the Restricted Stock is subject to a Restricted Period and such Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, the certificates for such Shares shall be delivered to the Plan Participant promptly.
SECTION 7. Corporate Transaction Provisions
     a       Impact of Event:
In the event of a Corporate Transaction, unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Corporate Transaction,
(i)	The restrictions applicable to any Option awards under the Plan shall lapse and such awards shall be deemed fully vested.

(ii)	The restrictions applicable to any Restricted Stock awards for which the number of Shares of Restricted Stock has been established because the realization of the performance goals have been determined shall lapse and such Shares shall deemed fully vested.

(iii)	The restrictions applicable to any Restricted Stock awards for which the number of Shares of Restricted Stock has not been established because the realization of the performance goals has not yet been determined shall lapse as follows: (a) if the Corporate Transaction occurs two (2) or more years after the date of the commencement of three year period for measuring performance, or if the period to measure performance is one year, then all restrictions shall lapse and all of the Restricted Stock shall be fully vested; (b) if the Corporate Transactions occurs one or more years and less than two years after the date of the commencement of the three year period for measuring performances, then the restrictions shall lapse on 66 2/3% of the Restricted Stock, which Shares of Restricted Stock shall be fully vested, and the restrictions on 33 1/3% of the Restricted Stock shall remain, and subject to the determination of the Committee such Shares of Restricted Stock may be subject to forfeiture; and (c) if the Corporate Transaction occurs less than one year after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 33 1/3% of the Restricted Stock, which Shares of Restricted Stock shall be fully vested, and the restrictions on 66 2/3% of the Restricted Stock shall remain, and subject to the determination of the Committee such Shares of Restricted Stock may be subject to forfeiture.
(iv)	The value of all outstanding and vested Options and Restricted Stock awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Corporate Transaction Price” as defined in Section 7(b) as of the date such Corporate Transaction is determined to have occurred or such other date as the Committee may determine prior to the Corporate Transaction.
b.	Corporate Transaction Price. For purposes of this Section 7, “Corporate Transaction Price” means, as of any given date, the highest sales price per share paid in any transaction reported by the relevant exchange (consolidated trading) as determined pursuant to Section 1(i) hereof, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Corporation at any time during the preceding sixty day period as determined by the Committee except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

c.	Compliance with Section 280G. Except as provided in any employment agreement with any Plan Participant, no payment shall be made under this Section 7 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Corporate Transaction, result in an excess parachute payment for which the Corporation would not receive a Federal income tax deduction by reason of Section 28OG of the Code.
SECTION 8. Amendments, Suspensions and Termination of the Plan
a.	The Committee may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b.	No Option or Restricted Stock award may be granted during any suspension of the Plan or after termination of the Plan.

c.	Any amendment, suspension or termination of the Plan shall not affect Options or Restricted Stock already granted, and such Options and Restricted Stock shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Plan Participant and the Committee, which agreement must be in writing and signed by the Plan Participant and the Company.

SECTION 9. Unfunded Status of Plan
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant who may acquire legally enforceable rights to receive payments in cash, Stock or Options pursuant to the express terms and conditions of this Plan, any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
SECTION 10. General Provisions
a.	If the Shares issued to a Plan Participant upon exercise of Options or upon a grant of Restricted Stock is not registered, the Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the Participant or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b.	Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

c.	The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

d.	No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
e.	At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

f.	The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

g.	The Plan and all awards made and actions taken thereunder shall he governed by and construed in accordance with the laws of the State of Delaware.
SECTION 11. Effective Date of Plan
     The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Committee may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.
SECTION 12. Term of Plan
     No Stock Option or Restricted Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.
SECTION 13. No Effect on Retirement and Other Benefit Plans.
     Except as specifically provided in a retirement or other benefit plan of the Corporation, Options and Restricted Stock shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
SECTION 14. Compliance with Section 409A.
     It is the intention of the Corporation that the provisions of this Plan comply with, and this Plan shall be construed and interpreted at all times, to the extent necessary or required, to avoid any violations of the requirements imposed by, Section 409A of the Code, as may be amended. The Company reserves the right, to the extent it deems necessary, in its sole discretion, to unilaterally amend or modify the Plan to ensure that all awards, rights or benefits granted to U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A, and where applicable Sections 421-423, of the Code.
SECTION 15. Reliance on Own Tax Advisor.
     Each Participant under this Plan shall be required to represent and warrant in writing prior to receiving any legally enforceable rights under this Plan, that he or she has obtained, or has had the opportunity to obtain advice from an independent and competent tax advisor, including a certified public accountant or lawyer properly credentialed in Federal taxation, as to the various tax consequences to the awards and payments that the Plan Participant may receive and the compliance obligations of the Plan Participant.